Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
lpkromidas@olin.com

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares 345th Consecutive Quarterly Dividend

CLAYTON, MO, January 25, 2013 - Today Olin Corporation's (NYSE: OLN) Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock. The dividend is payable on March 11, 2013 to shareholders of record at the close of business on February 11, 2013. This marks the company's 345th consecutive quarterly dividend.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2013-02